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                                                                      Exhibit 99
Ocwen Financial Corporation
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
NYSE Symbol: OCN

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NEWS RELEASE:  IMMEDIATE                                           July 31, 1997

OCWEN FINANCIAL CORPORATION BEGINS TRADING ON THE NEW YORK STOCK EXCHANGE

Ocwen Financial Corporation ("Ocwen") announced today that shares of its common stock, par value $.01 per share (the "Common Stock"), will begin trading on the New York Stock Exchange under the symbol "OCN" on Friday, August 1, 1997.

Ocwen has traded on the NASDAQ National Market System under the symbol "OCWN" since September 1996, when Ocwen completed its initial public offering. Upon effectiveness of its NYSE listing, Ocwen will delist its Common Stock from NASDAQ.

William C. Erbey, Chairman and Chief Executive Officer of Ocwen, said, "The listing of Ocwen's Common Stock on the world's premier exchange is a major milestone for Ocwen and highlights the growth and value created by our employees. We are very pleased with the value our shareholders have already received from their investment in Ocwen, and we believe the listing on the New York Stock Exchange will increase our potential investor base, provide greater liquidity and reduce trading volatility, thereby further enhancing that investment. This decision reflects the intent of our Board of Directors to establish the most efficient trading market possible for our shareholders."

Ocwen's business is comprised of a variety of operations which leverage Ocwen's core skills and technology in servicing and resolving subperforming and nonperforming real estate assets.






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Contacts                      Christine A. Reich                  (561) 681-8957
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